Exhibit 3.1

FRANCISCO V. AGUILAR Secretary of State GABRIEL DI CHIARA Chief Deputy STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 Business Entity - Filing Acknowledgement 06/13/2023 Work Order Item Number: W2023061300369-2966844 Filing Number: 20233263031 Filing Type: Certificate Pursuant to NRS 78.209 Filing Date/Time: 6/13/2023 8:40:00 AM Filing Page(s): 1 Indexed Entity Information: Entity ID: E0482222014-8 Entity Name: BOXLIGHT CORPORATION Entity Status: Active Expiration Date: None Commercial Registered Agent C T CORPORATION SYSTEM 701 S CARSON ST STE 200, Carson City, NV 89701, USA The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number E0482222014-8 Filing Number 20233263031 Filed On 6/13/2023 8:40:00 AM Number of Pages 1 FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Certificate of Change Pursuant to NRS 78.209 TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT INSTRUCTIONS: 1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID). 2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change. 3. Indicate the number of authorized shares and par value, if any of each class or series after the change. 4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series. 5. Indicate provisions, if any, regarding fractional shares that are affected by the change. 6. NRS required statement. 7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed. 8. Must be signed by an Officer. Form will be returned if unsigned. 1. Entity Information: Name of entity as on file with the Nevada Secretary of State: lsoxuGHT CORPORATION - I Entity or Nevada Business Identification Number (NVID): NV20141594766 I 2. Current Authorized The current number of authorized shares and the par value, if any, of each class or series, if Shares: any, of shares before the change: (i) 150,000,000 shares of Class A voting Common Stock, par value $0.0001 per share; (ii) 50,000,000 shares of Class B non-voting Common Stock, par value $0.0001 per share; and (iii) 50 ,000,000 shares of Serial Preferred Stock, par value $0 .0001 per share. 3. Authorized Shares The number of authorized shares and the par value, if any, of each class or series, if any, of After Change: shares after the change: (i) 18,750,000 shares of Class A voting Common Stock, par value $0.0001 per share; (ii) 50 ,000 ,000 shares of Class B non-voting Common Stock, par value $0.0001 per share; and (iii) 50,000,000 shares of Serial Preferred Stock, par value $0 .0001 per share. 4. Issuance: The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Each eight (8) shares of Class A voting Common Stock will be converted and exchanged into one (1) share of Class A voting Common Stock. 5. Provisions: The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: All fractional shares of Class A voting Common Stock shall be rounded up to the nearest whole share. 6. Provisions: The required approval of the stockholders has been obtained. 7. Effective date and Date: I 0~11412023 1 Time: 5:01 pm ET l time: (Optional) (must not be later than 90 days after the certificate is filed) 8. Signature: (Required) X Michael Pope , CEO 06/13/2023 Signature of Officer Title Date This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form . Page 1 of 1 Revised: 12/15/2022